As filed with the Securities and Exchange Commission on September 7, 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Pike Electric Corporation
(Exact name of registrant as specified in charter)

Delaware	20-3112047
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

100 Pike Way
Mount Airy, NC 27030
(336) 789-2171
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony K. Slater
Chief Financial Officer
Pike Electric Corporation
100 Pike Way
Mount Airy, NC 27030
(336) 789-2171
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copies to:
William V. Fogg, Esq.
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the date this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class	Amount	Proposed Maximum	Proposed Maximum
of Securities	to be	Offering Price	Aggregate	Amount of
to be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	8,000,000	$16.73	$133,840,000	$14,320.88

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s common stock on September 5, 2006, as reported on the New York Stock Exchange.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING STOCKHOLDERS ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED SEPTEMBER 7, 2006

PROSPECTUS

8,000,000 Shares

PIKE ELECTRIC CORPORATION

Common Stock

This prospectus relates to the offer and sale of up to 8,000,000 shares of our common stock from time to time by LGB Pike II, LLC, an affiliate of Lindsay Goldberg & Bessemer L.P., including LGB Pike II, LLC’s transferees, pledgees, donees, assignees or successors. Pike Electric Corporation will not receive any proceeds from the sale of shares by LGB Pike II, LLC. We will identify the number of shares of common stock to be sold by LGB Pike II, LLC in the prospectus supplement relating to that offering. The amounts, prices and terms of an offering will be determined by market conditions at the time of such offering and will be specified in a supplement to this prospectus. The prospectus supplement will also describe the specific terms of an offering. In addition, information in the prospectus supplement may supplement, update or change other information contained in this prospectus, and we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus. You should read this prospectus, any prospectus supplement and the information incorporated by reference into this prospectus and such prospectus supplement carefully before you invest.

Our common stock is traded on the New York Stock Exchange, or the NYSE, under the symbol “PEC”. The last reported sale price of our common stock on the NYSE on September 6, 2006 was $16.55 per share.

Investing in our common stock involves risks. Before buying our common stock, you should read the risk factors included in our most recent Annual Report on Form 10-K under the heading “Risk Factors” and the risk factors included in our periodic reports, in the prospectus supplements relating to specific offerings and in other information we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated               , 2006.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that Pike Electric Corporation has filed with the Securities and Exchange Commission (“SEC”). Under the shelf registration statement, LGB Pike II, LLC may sell our common stock in one or more offerings from time to time. For further information about our business and the securities, you should refer to the registration statement, its exhibits and the documents incorporated by reference in the registration statement. The exhibits to the registration statement and the documents we incorporate by reference contain the full text of certain contracts and other important documents summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities LGB Pike II, LLC may offer, you should review the full text of those documents. The registration statement and the incorporated documents can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

Each time shares are sold pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

In this prospectus, the terms “Pike,” “we,” “us” and “our” refer to Pike Electric Corporation, a Delaware corporation, and its subsidiaries and their respective predecessors in interest, unless the context otherwise requires. References in this prospectus to Lindsay Goldberg & Bessemer are to Lindsay Goldberg & Bessemer L.P., together with its affiliated investment partnerships, including LGB Pike II, LLC, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

Pike files annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, you can read and copy our SEC filings at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), so long as the registration statement of which this prospectus is a part remains effective:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2005, filed with the SEC on September 28, 2005;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005, filed with the SEC on November 14, 2005;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005, filed with the SEC on February 13, 2006;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2006, filed with the SEC on May 12, 2006; and

•	Current Reports on Form 8-K, filed with the SEC on August 3, 2005, September 15, 2005 (with respect to Item 5.02 only), October 26, 2005, December 13, 2005, January 23, 2006, April 11, 2006, June 8, 2006 and August 17, 2006.

You may make a written or oral request for a copy of any filings referred to above, at no cost, by contacting us at the following address: Attn: Investor Relations Manager, 100 Pike Way, Mount Airy, NC 27030, telephone number (336) 719-4462.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. Neither Pike nor LGB Pike II, LLC has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. LGB Pike II, LLC will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information Pike previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT PIKE ELECTRIC CORPORATION

We are one of the largest third-party providers of outsourced electric distribution and transmission services in the United States. Our core activities consist of the maintenance, upgrade and extension of electric distribution and sub-500 kV transmission power lines. Our customers include more than 150 electric utilities, cooperatives and municipalities across a contiguous 19-state region that stretches from Pennsylvania in the north to Florida in the southeast and to Texas in the southwest.

We focus on the distribution and sub-500 kV transmission sector of the electric infrastructure services industry, which we believe to be the largest and most attractive sector in the industry. Based on data from Edison Electric Institute, utilities are estimated to spend $14 billion per year on average over the next 10 years on distribution investment, which is almost triple the size of transmission spending. Moreover, expenditures on distribution are generally more stable than those for heavy transmission infrastructure, which tend to be characterized by distinct, large, one-time projects. We derive over 90% of our revenues from master service arrangements, under which we are paid either on an hourly basis or for each unit of work completed, rather than under the fixed-price contracts typically associated with large-scale transmission construction projects. In addition to our core distribution and transmission services, we also offer storm restoration services and a variety of value-added ancillary services.

The electric power industry in the United States is an over $250 billion market with electricity consumption having grown at an average compound annual growth rate (“CAGR”) of 2.4% from 1975 to 2005, according to the Energy Information Administration. The industry is comprised of investor-owned utilities, municipal utilities, cooperatives, federally-owned utilities, independent power producers and independent transmission companies with three distinct functions: generation, distribution and transmission. The electric distribution and transmission infrastructure is the critical network that connects power from generators to residential, commercial and industrial end users. Electric transmission refers to power lines through which electricity is transmitted over long distances at high voltages (over 230 kilovolts, or kV) and the lower voltage lines that connect the high voltage transmission infrastructure to local distribution networks. Electric distribution refers to the local municipal, cooperative or utility distribution network, including associated substations, that provides electricity to end users over shorter distances. Within this electric network, there are over a million miles of distribution lines, more than 180,000 miles of high-voltage transmission lines and an estimated 60,000 high-voltage substations that monitor, control, stabilize and modify voltage levels throughout the network.

Electric distribution and transmission infrastructure requires ongoing maintenance, upgrades and extensions to manage power line congestion, avoid delivery failures and connect distribution lines to new end users. This infrastructure further requires emergency repairs whenever unexpected power outages or damage occur. The required maintenance, upgrades and extensions, as well as the emergency repairs, are performed by the utility companies that own the relevant power lines and by third-party service providers, such as our company, to which utilities, cooperatives and municipalities outsource some of their needs.

We have focused on developing strong, long-term relationships with major electric utilities, cooperatives and municipalities. We have a diverse, well-capitalized customer base that includes over 150 electric companies throughout our service territory. We have employed a customer-focused philosophy that has resulted in customer loyalty, as exemplified by our 60-year relationship with our first customer, Duke Energy, our 48-year relationship with American Electric Power Company, Inc. and our 31-year relationship with TXU Corp. Our relationships with our top 15 customers average approximately 33 years. We preserve these relationships by providing top-quality service and maintaining advanced equipment.

As of July 31, 2006, we employed a non-union workforce of over 6,800 employees, many of whom occupy highly skilled positions. Our workforce is supported by a large, modern fleet consisting of over 5,000 pieces of motorized vehicles and equipment.

We were incorporated in North Carolina in 1968 and reincorporated in Delaware on July 1, 2005. Our principal executive offices are located at 100 Pike Way, Mount Airy, NC 27030. Our telephone number is (336) 789-2171. Our World Wide Web site address is www.pike.com. Information contained on our Web site or that can be accessed through our Web site is not incorporated by reference in this prospectus. You should not consider information contained on our Web site or that can be accessed through our Web site to be part of this prospectus.

See “Where You Can Find More Information” above.

RISK FACTORS

Investing in our common stock involves risks.  Our business, financial condition, operating results and cash flows can be impacted by a number of factors, any of which could cause our results to vary materially from recent results or from our anticipated future results. You should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus, and the risk factors included in our periodic reports, in the prospectus supplements relating to specific offerings and in other information filed with the Securities and Exchange Commission.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended to be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management’s beliefs and assumptions. Words such as “expect,” “anticipate,” “intend,” “plan,” “project,” “forecast,” “may,” “will,” “should,” “could,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after we distribute this prospectus, whether as a result of new information, future events or otherwise.

You are advised to read carefully the risk factors and the Forward-Looking Statement section in our most recent Annual Report on Form 10-K under the headings “Risk Factors” and “Forward-Looking Statements,” respectively, and the risk factors and Forward-Looking Statements sections included in our periodic reports, in the prospectus supplements relating to specific offerings and in other information we file with the Securities and Exchange Commission.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by LGB Pike II, LLC.

DESCRIPTION OF CAPITAL STOCK

We were originally incorporated in North Carolina in 1968 and reincorporated in Delaware on July 1, 2005. The following summary descriptions of our capital stock do not purport to be complete. The rights of the holders of our capital stock are set forth in our certificate of incorporation and bylaws as well as the stockholders agreement, each of which has been filed with the SEC and is incorporated by reference in this prospectus.

Authorized Capitalization

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of August 31, 2006, 32,596,786 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

Voting Rights

Each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Our common stock votes as a single class on all matters relating to the election and removal of directors on our Board of Directors and as provided by law, with each share of common stock entitling its holder to one vote. Except in respect of matters relating to the election and removal of directors on our Board of Directors and as otherwise provided in our certificate of incorporation or required by law, all matters to be voted on by our stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock.

Dividend Rights

Holders of common stock will share equally in any dividend declared by our Board of Directors, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are validly issued, fully paid and nonassessable.

Registration Rights

Certain of our stockholders have certain registration rights with respect to our common stock. These rights are described or incorporated by reference in our most recent Annual Report on Form 10-K under “Item 13. Certain Relationships and Related Transactions.”

Preferred Stock

Our Board of Directors is authorized to provide for the issuance of preferred stock in one or more series and to fix the preferences, powers and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights.

Anti-Takeover Effects of the Delaware General Corporation Law and Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock will make it possible for our Board of Directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Board of Directors

Our certificate of incorporation provides that the number of directors will be fixed in the manner provided in our bylaws. Our bylaws provide that the number of directors will be fixed from time to time solely pursuant to a resolution adopted by the Board. Our Board of Directors currently has seven members.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our bylaws provide that special meetings of the stockholders may be called only upon the request of any two directors. Our bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. Our bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of our company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the Delaware General Corporation Law (DGCL), any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless the company’s certificate of incorporation provides otherwise. Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders may be effected at a duly called annual or special meeting of our stockholders and may not be effected by consent in writing by such stockholders, unless such action is recommended by all directors then in office.

Business Combinations under Delaware Law

Our certificate of incorporation expressly states that we have elected not to be governed by Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the Board of Directors approved the business combination or the transaction which resulted in the stockholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.

Our certificate of incorporation and bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by law. We are also expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees and agents for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Transfer Agent and Registrar

The transfer agent and registrar of the common stock is National City Bank.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “PEC”.

SELLING STOCKHOLDERS

We are registering for resale shares of our common stock held by LGB Pike II, LLC that were issued and outstanding prior to the filing of the registration statement with the SEC. LGB Pike II, LLC, including its transferees, pledgees, donees, assignees or successors, may from time to time offer and sell pursuant to this prospectus any or all of the common stock listed below.

LGB Pike II, LLC may be deemed to be an “underwriter” as defined in the Securities Act. Any profits realized by LGB Pike II, LLC may be deemed to be underwriting commissions.

LGB Pike II, LLC is the beneficial owner of 13,111,093 shares of our common stock (approximately 40.2% of our undiluted outstanding common stock as of August 31, 2006) and may offer up to 8,000,000 shares of our common stock in one or more offerings pursuant to this prospectus. Accordingly, no estimate can be given as to the number of shares of common stock that will be held by LGB Pike II, LLC upon consummation of any sales. LGB Pike II, LLC would own 5,111,093 shares of our common stock (approximately 15.7% of our undiluted outstanding common stock as of August 31, 2006) if it were to offer all of its shares of common stock registered by this prospectus pursuant to this prospectus. LGB Pike II, LLC may have acquired, sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of its shares since the date of this information. Information about LGB Pike II, LLC may change over time. Any changed information will be incorporated by reference into or set forth in prospectus supplements to this prospectus.

LGB Pike II, LLC, an affiliate of Lindsay Goldberg & Bessemer, is party to a stockholders agreement with us and certain stockholders who are members of our management. The stockholders agreement provides that J. Eric Pike, our chief executive officer, has the right to occupy one seat on the Board of Directors so long as he is our chief executive officer and controls at least 1,321,965 shares of our common stock. So long as Mr. Pike has the right to a seat on the Board of Directors, then LGB Pike II, LLC and any affiliate of LGB Pike II, LLC must vote in favor of the election of Mr. Pike to the board. Under the terms of the stockholders agreement, each stockholder party thereto has agreed not to transfer or sell any shares of common stock unless such transfer or sale is pursuant to an effective registration statement or, unless consented to by the company or transferred to certain permitted transferees, the holder delivers an opinion of counsel to the effect that an exemption from registration is available. The stockholders agreement provides that LGB Pike II, LLC has registration rights with respect to our common stock. LGB Pike II, LLC and its affiliates have demand registration rights under which they may require us at any time to register any or all of the common stock they hold. The demand registration rights held by LGB Pike II, LLC and its affiliates include the right to require us to file a shelf registration statement permitting those stockholders to sell into the market from time to time over an extended period of time. In addition, each of LGB Pike II, LLC and its affiliates have piggyback registration rights. If we propose to register any additional securities, other than a registration in connection with an employee benefit or similar plan or an exchange offer, we will be required to give each party to the stockholders agreement the opportunity to participate in such registration. We have agreed to indemnify any stockholder that sells shares of our common stock upon exercise of registration rights against certain liabilities under the Securities Act.

Pike Electric, Inc, our subsidiary, entered into a management advisory services agreement with Goldberg Lindsay & Co. LLC, an affiliate of Lindsay Goldberg & Bessemer, on April 18, 2002 in connection with our 2002 recapitalization, and amended and restated that agreement on July 1, 2004 in connection with our acquisition of Red Simpson, Inc., increasing the management fee to $375,000 per quarter from $250,000 per quarter. Under the agreement, Goldberg Lindsay & Co. LLC agreed to provide management, financial, strategic planning and similar advisory services to Pike Electric. In addition, Goldberg Lindsay & Co. LLC received one-time transaction fees for structuring the transactions related to our 2002 recapitalization and the acquisition of Red Simpson of $3,750,000 and $3,125,000, respectively. Pursuant to the agreement, Pike Electric also agreed to indemnify Goldberg Lindsay & Co. LLC and its members, partners and affiliates, and their respective directors, officers, agents and employees, against losses arising out of or in connection with the agreement, any activities contemplated by the agreement or any services rendered under the agreement. In connection with our initial public offering, we agreed to terminate the management advisory services agreement, effective June 15, 2005, for an aggregate consideration of $4,000,000, which was paid at the closing of our initial public offering.

Certain current and former members of our board of directors are affiliated with Lindsay Goldberg & Bessemer. Robert D. Lindsay, a director since 2002, co-founded Lindsay Goldberg & Bessemer in 2001. Adam P. Godfrey, a director since 2002, has been a Partner with Goldberg Lindsay & Co. LLC since its formation in 2001. Two former board of directors members are affiliated with Lindsay Goldberg & Bessemer. Alan E. Goldberg, a director from 2002 until June 2, 2006, co-founded Lindsay Goldberg & Bessemer in 2001. J. Russell Triedman, a director from 2002 until June 2, 2006, has been a Principal and subsequently a Partner of Goldberg Lindsay & Co. LLC since its formation in 2001. Mssrs. Lindsay and Goldberg are members of and control the ultimate general partner of Lindsay Goldberg & Bessemer. Mssrs. Godfrey and Triedman are members of the ultimate general partner of Lindsay Goldberg & Bessemer.

PLAN OF DISTRIBUTION

LGB Pike II, LLC may sell securities to one or more underwriters for public offering and sale by them, or may sell securities to institutional investors directly, or through agents who solicit or receive offers on their behalf, or through dealers or through a combination of any of these methods of sale. The prospectus supplement with respect to particular securities will set forth the terms of the offering of those securities, including the following:

•	the name or names of any underwriters, dealers or agents,

•	the number of shares of common stock being sold by LGB Pike II, LLC and the public offering or purchase price from that sale,

•	the expenses of the offering,

•	any discounts and commissions to be allowed or paid to the underwriters, dealers or agents, and

•	all other items constituting underwriting compensation and the discounts and commissions to be allowed or paid to dealers, if any.

Underwriters and LGB Pike II, LLC may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The distribution of securities by LGB Pike II, LLC may be effected from time to time in one or more transactions (which may involve block transactions): (1) on the NYSE or such other national securities exchange on which Pike’s common stock is listed, in transactions that may include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges, (2) in the over-the-counter market, (3) in transactions otherwise than on such exchanges or in the over-the-counter market, or in combination of any such transactions or (4) through the writing of options. In connection with sales of securities or otherwise, LGB Pike II, LLC may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of securities and deliver securities to close out such short positions, or loan or pledge securities to broker-dealers that in turn may sell such securities. LGB Pike II, LLC may, from time to time, authorize agents acting on a best or reasonable efforts basis as their agents to solicit or receive offers to purchase the securities upon the terms and conditions as are set forth in the applicable prospectus supplement.

In connection with the sale of securities, underwriters or agents may be deemed to have received compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents who participate in the distribution of securities and their controlling persons may be entitled, under agreements that may be entered into with Pike or LGB Pike II, LLC, to indemnification by us or LGB Pike II, LLC against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents and their controlling persons may be required to make in respect of those liabilities.

To the extent required under the Securities Act of 1933, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to LGB Pike II, LLC for the purpose of satisfying the prospectus delivery requirements of that Act.

Our common stock is listed on the New York Stock Exchange under the symbol “PEC”.

Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot offered securities, thereby creating a short position in the underwriters’ account. Syndicate covering transactions involve purchases of offered securities in the open market after the distribution has been completed to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their affiliates may engage in transactions with and perform services for Pike and Lindsay Goldberg & Bessemer in the ordinary course of business.

LEGAL MATTERS

The validity of our common stock offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The consolidated financial statements of Pike Electric Corporation and subsidiaries incorporated by reference in Pike Electric Corporation’s Annual Report on Form 10-K for the year ended June 30, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses, other than underwriting discounts and commissions, to be incurred in connection with the registration and sale of the securities:

SEC registration fee	$14,320.88
NASD filing fee	13,884
Legal fees and expenses (1)	250,000
Accounting fees and expenses (1)	200,000
Printing fees (1)	100,000
Miscellaneous (1)	20,000

Total	$598,204.88

(1)	Estimated amounts of fees and expenses to be incurred in connection with the registration of common stock pursuant to this registration statement. The actual amounts of such fees and expenses will be determined from time to time.

Item 15.  Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law (the DGCL) provides in relevant part that a corporation may indemnify any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our bylaws generally provide that we will indemnify our directors and officers to the fullest extent permitted by law.

The registrant also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the registrant may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

The underwriting, distribution or similar agreements filed or to be filed as exhibits to this Registration Statement will contain provisions regarding indemnification of Pike’s directors and officers against certain liabilities, including liabilities under the Securities Act.

Item 16.  Exhibits

1.1	Form of Underwriting Agreement (a)
5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the securities (b)
23.1	Consent of Ernst & Young LLP for Pike Electric Corporation (b)
23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1)
24.1	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement)

(a)	To be filed, if applicable, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.

(b)	Filed herewith.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any acts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	if the registrant is relying on Rule 430B:

(A)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering, containing material information about the undersigned registrant or its securities, provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification by it is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Pike Electric Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, as of the 7th day of September, 2006.

PIKE ELECTRIC CORPORATION

By	/s/ Anthony K. Slater
Name: Anthony K. Slater
Title: Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Pike Electric Corporation, do hereby constitute and appoint Anthony K. Slater and J. Russell Triedman, or either of them, our true lawful attorneys and agents, with full power of substitution, to do any and all acts and things in our names and on our behalfs in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any related registration statement pursuant to Rule 462(b) under the Securities Act of 1933) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ J. Eric Pike J. Eric Pike	Chairman, President and Chief Executive Officer	September 7, 2006

/s/ Anthony K. Slater Anthony K. Slater	Chief Financial Officer	September 7, 2006

/s/ Charles E. Bayless Charles E. Bayless	Director	September 7, 2006

/s/ Adam P. Godfrey Adam P. Godfrey	Director	September 7, 2006

/s/ James R. Helvey III James R. Helvey III	Director	September 7, 2006

/s/ Robert D. Lindsay Robert D. Lindsay	Director	September 7, 2006

/s/ Andrew J. Schindler Andrew J. Schindler	Director	September 7, 2006

/s/ Louis F. Terhar Louis F. Terhar	Director	September 7, 2006

EXHIBIT INDEX

1.1	Form of Underwriting Agreement (a)
5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the securities (b)
23.1	Consent of Ernst & Young LLP for Pike Electric Corporation (b)
23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.1)
24.1	Power of Attorney of certain officers and directors (included on the signature page to this Registration Statement)

(a)	To be filed, if applicable, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement.

(b)	Filed herewith.